Exhibit 99.1

Internap Reports Fourth Quarter and Full-Year 2010 Financial Results

●	2010 Revenue of $244.2 million, Fourth quarter revenue of $60.0 million;

●	2010 segment margin1 of 47.8 percent, Fourth quarter segment margin of 49.1 percent;

●	2010 adjusted EBITDA2 of $39.2 million; Fourth quarter adjusted EBITDA of $10.3 million;

●	2010 adjusted EBITDA margin2 of 16.1 percent; Fourth quarter adjusted EBITDA margin of 17.1 percent;

●	Announces expansion of company-controlled data center footprint to Dallas, Texas.

ATLANTA, GA – (February 24, 2011) Internap Network Services Corporation (NASDAQ: INAP), a leading provider of IT infrastructure services, today announced financial results for the fourth quarter and full-year 2010.

“The strategy we have executed throughout 2010 has delivered positive results including the achievement of a number of important milestones:

●	Highest profitability in company history (adjusted EBITDA of $39.2 million);

●	Expansion of company-controlled datacenter space by 30,000 net sellable square feet (26% growth); and

●	Record Data center services segment profit1 of $45.4 million, up 27% and segment margin up 810 basis points.

We are encouraged by these results and their implications for creating long-term stockholder value,” said Eric Cooney, President and Chief Executive Officer of Internap.  “Looking forward to 2011, we will further expand Internap’s portfolio as an IT infrastructure services provider, and our announcement today that we are adding a company-controlled data center in the Dallas market underscores our confidence in this strategy.  Future innovative product launches, similar to Accelerated IPTM and XIPCloudTM Storage, should continue to differentiate our IT service solutions based on performance, availability and support.  We are entering 2011 with positive momentum and a commitment to driving long-term profitable growth.”

Fourth Quarter and Full-Year 2010 Financial Summary

	Fourth Quarter			Full Year
	2010	2009	Growth	2010	2009	Growth
Revenue:
Data center services	$31,732	$33,176	-4%	$128,200	$130,711	-2%
IP services	28,227	30,373	-7%	115,964	125,548	-8%
Total Revenues	$59,959	$63,549	-6%	$244,164	$256,259	-5%

Operating Expenses	$59,720	$64,176	-7%	$245,060	$325,181	-25%

GAAP Net Loss	$(429)	$(497)	n/m	$(3,622)	$(69,725)	n/m

Normalized Net Income (Loss)2	$861	$774	11%	$2,418	$(5,280)	n/m

Adjusted EBITDA	$10,282	$9,016	14%	$39,230	$28,046	40%
Adjusted EBITDA Margin	17.1%	14.2%	290 BPS	16.1%	10.9%	520 BPS

Revenue

●
Revenue for the full-year 2010 was $244.2 million compared with $256.3 million in 2009.  The majority of the annual revenue decrease was attributable to our IP services segment.  Revenue for the fourth quarter 2010 totaled $60.0 million, a decrease of 6 percent year-over-year and 1 percent compared with the third quarter of 2010.  Quarterly revenue from Data center services decreased year-over-year but rose sequentially.  IP services revenue in the quarter decreased year-over-year and compared with the third quarter of 2010.

●
Data center services revenue for the full-year 2010 decreased by 2 percent to $128.2 million.  Fourth quarter Data center services revenue was $31.7 million, down 4 percent compared with the fourth quarter of 2009 and up 1 percent relative to the third quarter of 2010.   The year-over-year annual and quarterly declines were a direct result of our program to proactively churn certain less profitable customer contracts in partner data center sites.  Sequentially, revenue growth in higher-margin company-controlled facilities offset proactive partner revenue churn.

●
In the IP services segment, revenue for the full-year 2010 decreased $9.6 million, or 8 percent, to $116.0 million.  Fourth quarter 2010 IP services revenue totaled $28.2 million, a decrease of 7 percent compared with the fourth quarter of 2009 and 2 percent sequentially.  Increased IP traffic only partly offset reductions in IP pricing for new and renewing customers and losses of legacy contracts at higher effective prices.

Net (Loss) Income

●
GAAP net loss was $(3.6) million, or $(0.07) per share for the full-year 2010 compared with GAAP net loss of $(69.7) million, or $(1.41) per share in 2009.  GAAP net loss in the fourth quarter was $(0.4) million, or $(0.01) per share.

●
Normalized net income, which excludes the impact of stock-based compensation expense and items that management considers non-recurring, was $2.4 million, or $0.05 per share for the full-year 2010. Normalized net loss for the full-year 2009 totaled $(5.3) million, or $(0.11) per share. Normalized net income in the fourth quarter 2010 was $0.9 million, or $0.02 per share.

Segment Profit and Adjusted EBITDA

●
Total segment profit in 2010 was $116.7 million, an increase of $3.5 million, or 3 percent over the prior year.  Fourth quarter total segment profit increased 1 percent compared with the fourth quarter 2009 and 2 percent sequentially to $29.5 million.  Annual segment margin was 47.8 percent in 2010, an increase of 360 basis points over 2009.  Fourth quarter 2010 segment margin was 49.1 percent, its highest level in almost three years.

●
Data center services segment profit and margin levels continued to reach record levels.  Annual Data center services segment profit grew 27 percent over 2009 to $45.4 million.  Data center services segment profit margin in 2010 totaled 35.4 percent and fourth quarter 2010 data center services segment margin was 38.5 percent. These figures represent the highest annual and quarterly Data center segment margin levels in the history of the company.  Proactive churn of less-profitable partner data center revenue benefited Data center services segment margin compared with the full-year and fourth quarter of 2009.  Sequentially, lower seasonal power costs and proactive churn benefited Data center services segment profit and margin.

●
IP services segment profit in the full-year 2010 and the fourth quarter 2010 was $71.3 million and $17.2 million, respectively.  IP services segment margin in 2010 was 61.5 percent; in the fourth quarter of 2010 it totaled 61.1 percent. Decreased revenue more than offset lower costs in this segment, driving the year-over-year declines in IP services segment profit and margin.

●
Full-year 2010 Adjusted EBITDA totaled $39.2, the highest annual Adjusted EBITDA in the company’s history. Fourth quarter 2010 Adjusted EBITDA was $10.3 million, an increase of 14 percent over the fourth quarter 2009 and 12 percent compared with the third quarter of 2010.  Adjusted EBITDA margin was 16.1 percent in 2010 and 17.1 percent in the fourth quarter of 2010, representing year-over-year increases of 520 basis points and 290 basis points, respectively.  Sequentially, fourth quarter Adjusted EBITDA margin increased 200 basis points. The year-over-year increases in Adjusted EBITDA were driven by higher segment profit and lower cash operating expenses.

Balance Sheet and Statement of Cash Flows

●	Cash and cash equivalents totaled $59.6 million at December 31, 2010. Total debt, net of discount, was $39.5 million at the end of the quarter, including $20.2 million in capital lease obligations.

●	Cash generated from operations for the twelve months ended December 31, 2010 was $39.6 million. Capital expenditures over the same period were $62.2 million.

Recent Operational Highlights

Historical trends of key financial and operational metrics can be found in a supplementary data schedule on Internap’s website at http://ir.internap.com/results.cfm.

●	We had 2,740 customers under contract at the end of the fourth quarter 2010.

●
In the fourth quarter, we successfully completed our initiative to proactively churn select, less-profitable customer contracts in partner data center facilities, with approximately 31,000 net sellable square feet returned to these data center partners since the third quarter of 2009.

●
In response to customer demand, we announced today that we are constructing a new premium, company-controlled data center in Dallas.  Like Internap’s other company-controlled data centers, the DFW facility will offer customers a highly-reliable and scalable IT infrastructure.  A 55,000 net sellable square-foot facility, our new DFW data center will feature a full range of customer amenities including conference rooms, expanded technical space and private office space. The state-of-the-art facility will also incorporate green data center best practices to minimize energy consumption as well as a modular power design, which  will enable our customers to select their availability and increase power densities to over 200 watts per square foot and beyond without taking on additional space.

●
On January 18, 2011, we announced the Beta phase of our high-performance cloud storage service, XIPCloud Storage.  XIPCloud Storage is based on OpenStackTM, a highly-scalable open source software platform. Internap XIPCloud Storage features self-provisioning capabilities that allow customers to log into a web portal and purchase storage capacity and network bandwidth as needed, with the ability to quickly and easily scale services up or down.

1
Segment profit is a non-GAAP financial measure and is defined in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.”  Reconciliations between GAAP information and non-GAAP information related to Segment Profit is contained in the table entitled “Segment Profit and Segment Margin.”

2
Adjusted EBITDA and Normalized Net Income (Loss) are non-GAAP financial measures and are defined in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.”  Reconciliations between GAAP information and non-GAAP information related to Adjusted EBITDA and Normalized Net Income (Loss) are contained in the tables entitled “Reconciliation of Loss from Operations to Adjusted EBITDA,” and “Reconciliation of Net Loss and Basic and Diluted Net Loss Per Share to Normalized Net Income (Loss) and Basic and Diluted Normalized Net Income (Loss) Per Share” in the attachment.

Conference Call Information:

Our fourth quarter and full-year 2010 conference call will be held today at 5:00 p.m. EST. Listeners may connect to a webcast of the call, which will include accompanying presentation slides, on the investor services section of our web site at http://ir.internap.com/events.cfm.  The call can also be accessed by dialing 866-515-9839.  International callers should dial 631-813-4875.  An online archive of the webcast presentation will be available for one month following the call.  An audio-only replay will be accessible from Thursday, February 24, 2011 at 8 p.m. EST through Thursday, March 3, 2011 at 800-642-1687 using the replay code 40146200. International callers can access the archived event at 706-645-9291 with the same code.

About Internap

Internap provides high-performance IT infrastructure services that enable our customers to focus on their core business, improve service levels and lower the cost of IT operations. Our colocation, connectivity and managed hosting solutions are differentiated by unparalleled levels of performance, availability and support. Since 1996, thousands of enterprises have entrusted Internap to deliver their business-critical IT infrastructure needs. For more information, visit http://www.internap.com/.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements include statements related to our ability to create long-term stockholder value and profitable growth and our expectations regarding the expansion of our IT infrastructure services portfolio. Because such statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include our ability to achieve or sustain profitability; its ability to increase revenues and sustain or grow its customer base; its ability to expand margins and drive higher returns on investment; its ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; its ability to correctly forecast capital needs, demand planning and space utilization; its ability to respond successfully to technological change and the resulting competition; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in its network operations centers, data centers, network access points or computer systems; its ability to provide or improve Internet infrastructure services to its customers; and its ability to protect its intellectual property, as well as other factors discussed in Internap’s filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Internap undertakes no obligation to update, amend or clarify any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Mariah Torpey	Andrew McBath
(781) 418-2404	(404) 302-9700
internap@daviesmurphy.com	ir@internap.com

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenues:
Data center services	$31,732	$33,176	$128,200	$130,711
Internet protocol (IP) services	28,227	30,373	115,964	125,548
Total revenues	59,959	63,549	244,164	256,259

Operating costs and expenses:
Direct cost of network, sales and services, exclusive of
depreciation and amortization, shown below:
Data center services	19,529	23,065	82,761	94,961
IP services	10,979	11,210	44,662	48,055
Direct costs of customer support	5,282	4,674	19,861	18,034
Direct costs of amortization of acquired technologies	874	979	3,811	8,349
Sales and marketing	7,655	7,430	29,232	28,131
General and administrative	7,312	9,332	33,048	44,645
Depreciation and amortization	7,770	7,387	30,158	28,282
Loss on disposal of property and equipment, net	109	6	116	26
Impairments and restructuring	210	93	1,411	54,698
Total operating costs and expenses	59,720	64,176	245,060	325,181
Income (loss) from operations	239	(627)	(896)	(68,922)

Non-operating expense (income):
Interest expense	731	163	2,170	720
Interest income	-	(19)	(64)	(150)
Other, net	24	16	64	(109)
Total non-operating expense (income)	755	160	2,170	461

Loss before income taxes and equity in (earnings) of	(516)	(787)	(3,066)	(69,383)
equity-method investment
Provision (benefit) for income taxes	32	(218)	952	357
Equity in (earnings) of equity-method investment, net of taxes	(119)	(72)	(396)	(15)

Net loss	$(429)	$(497)	$(3,622)	$(69,725)

Basic and diluted net loss per share	$(0.01)	$(0.01)	$(0.07)	$(1.41)

Weighted average shares outstanding used in computing basic
and diluted net loss per share	50,061	49,657	50,467	49,577

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amounts)

	December 31,	December 31,
	2010	2009

ASSETS
Current assets:
Cash and cash equivalents	$59,582	$73,926
Short-term investments in marketable securities and other related assets	-	7,000
Accounts receivable, net of allowance for doubtful accounts of $1,883 and $1,953, respectively	17,588	18,685
Inventory	160	375
Prepaid expenses and other assets	11,057	8,768
Total current assets	88,387	108,754

Property and equipment, net	142,289	91,151
Investment	2,265	1,804
Intangible assets, net	14,698	20,782
Goodwill	39,464	39,464
Deposits and other assets	3,600	2,637
Deferred tax asset, non-current, net	2,439	2,910
Total assets	$293,142	$267,502

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$25,383	$17,237
Accrued liabilities	8,975	10,192
Deferred revenues, current portion	3,268	3,817
Capital lease obligations, current portion	1,071	25
Term Loan, current portion, less discount of $116	884	-
Restructuring liability, current portion	2,691	2,819
Other current liabilities	135	125
Total current liabilities	42,407	34,215

Revolving credit facility, due after one year	-	20,000
Deferred revenues, less current portion	2,134	2,492
Capital lease obligations, less current portion	19,139	3,217
Term loan, due after one year, less discount of $328	18,422	-
Restructuring liability, less current portion	5,273	6,123
Deferred rent	16,655	16,417
Other long-term liabilities	501	636
Total liabilities	104,531	83,100

Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value: 20,000 shares authorized; no shares issued	-	-
or outstanding
Common stock, $0.001 par value; 120,000 shares authorized and 52,017 shares	52	51
outstanding at December 31, 2010; 60,000 shares authorized and 50,763 shares outstanding at December 31, 2009
Additional paid-in capital	1,229,684	1,221,456
Treasury stock, at cost, 115 and 42 shares, respectively	(520)	(127)
Accumulated deficit	(1,040,170)	(1,036,548)
Accumulated items of other comprehensive loss	(435)	(430)
Total stockholders' equity	188,611	184,402
Total liabilities and stockholders' equity	$293,142	$267,502

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended
	December 31, 2010
	2010	2009
Cash Flows from Operating Activities:
Net loss	$(3,622)	$(69,725)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	33,969	32,496
Loss on disposal of property and equipment, net	116	26
Goodwill and other intangible asset impairments	-	55,647
Stock-based compensation expense	4,631	5,613
Equity in (earnings) from equity-method investment	(396)	(15)
Provision for doubtful accounts	1,253	2,711
Non-cash changes in deferred rent	237	2,303
Deferred income taxes	471	(459)
Other, net	630	178
Changes in operating assets and liabilities:
Accounts receivable	(156)	7,238
Inventory, prepaid expenses, deposits and other assets	(2,577)	2,205
Accounts payable	8,147	(2,405)
Accrued and other liabilities	(1,216)	1,436
Deferred revenues	(907)	351
Accrued restructuring liability	(978)	(80)
Net cash flows provided by operating activities	39,602	37,520

Cash Flows from Investing Activities:
Maturities of investments in marketable securities	7,000	7,374
Purchases of property and equipment	(62,235)	(17,278)
Proceeds from disposal of property and equipment	51	4
Net cash flows used in investing activities	(55,184)	(9,900)

Cash Flows from Financing Activities:
Proceeds from notes payable	78,036	78,500
Principal payments on notes payable	(78,750)	(78,500)
Payments of debt issuance costs	(518)	-
Payments on capital lease obligations	(446)	(276)
Stock-based compensation plans	3,027	(205)
Other, net	(125)	(117)
Net cash flows provided by (used in) financing activities	1,224	(598)
Effect of exchange rates on cash and cash equivalents	14	34
Net (decrease) increase in cash and cash equivalents	(14,344)	27,056
Cash and cash equivalents at beginning of period	73,926	46,870
Cash and cash equivalents at end of period	$59,582	$73,926

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including adjusted EBITDA, normalized net income (loss), normalized diluted shares outstanding, segment profit and segment margin. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net income (loss) is loss from operations and net loss, respectively. The most directly comparable GAAP equivalent to normalized diluted shares outstanding is diluted common shares outstanding.

We define non-GAAP measures as follows:

●	Adjusted EBITDA is loss from operations plus depreciation and amortization, loss on disposals of property and equipment, impairments and restructuring and stock-based compensation.

●	Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues.

●	Normalized net income (loss) is net income (loss) plus impairments and restructuring and stock-based compensation.

●
Normalized diluted shares outstanding are diluted shares of common stock outstanding used in GAAP net loss per share calculations, excluding the dilutive effect of stock-based compensation using the treasury stock method.

●	Normalized net income (loss) per share is normalized net income (loss) divided by basic and normalized diluted shares outstanding.

●
Segment profit is segment revenues less direct costs of network, sales and services, exclusive of depreciation and amortization for the segment, as presented in the notes to our consolidated financial statements. Segment profit does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization associated with direct costs.

●	Segment margin is segment profit as a percentage of segment revenues.

We detail reconciliations of our non-GAAP financial measures to the most directly comparable financial measure in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss on disposals of property and equipment, as well as impairments and restructuring, to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of Internap’s core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Internap believes that impairment and restructuring charges are unique costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of Internap’s core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss and net loss per share information by providing normalized net income (loss) and normalized net income (loss) per share, excluding the effect of impairments, restructuring and stock-based compensation in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of our overall performance because it eliminates the effect of non-cash items.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●
investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Our management uses adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, analysts and investors concerning our financial performance.

Our presentation of segment profit and segment margin excludes direct costs of customer support, depreciation and amortization in order to allow investors to see the business through the eyes of management. Management views direct costs of network, sales and services as generally less controllable, external costs and management regularly monitors the margin of revenues in excess of these direct costs. Similarly, we view the costs of customer support to also be an important component of costs of revenues but believe that the costs of customer support to be more within our control and to some degree discretionary as we can adjust those costs by hiring and terminating employees.

Segment margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding effect on our revenues. The presentation of segment margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of costs of revenues, represented by customer support, and we analyze this component separately from the direct external costs.

We also have excluded depreciation and amortization from segment profit and segment margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF LOSS FROM OPERATIONS TO ADJUSTED EBITDA

A reconciliation of loss from operations, the most directly comparable GAAP measure, to adjusted EBITDA for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	December 31, 2010	September 30, 2010	December 31, 2009
Income (loss) from operations (GAAP)	$239	$(536)	$(627)
Stock-based compensation	1,080	1,114	1,178
Depreciation and amortization, including amortization of acquired technologies	8,644	8,580	8,366
Loss (gain) on disposals of property and equipment, net	109	(13)	6
Impairments and restructuring	210	-	93
Adjusted EBITDA (non-GAAP)	$10,282	$9,145	$9,016

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET LOSS AND BASIC AND DILUTED
NET LOSS PER SHARE TO NORMALIZED NET INCOME (LOSS) AND
BASIC AND DILUTED NORMALIZED NET INCOME (LOSS) PER SHARE

Reconciliations of (1) net loss, the most directly comparable GAAP measure, to normalized net income (loss), (2) diluted shares outstanding used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share outstanding calculations and (3) net loss per share, the most directly comparable GAAP measure, to normalized net income (loss) per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	December 31, 2010	September 30, 2010	December 31, 2009
Net loss (GAAP)	$(429)	$(1,662)	$(497)
Impairments and restructuring	210	-	93
Stock-based compensation expense	1,080	1,114	1,178
Normalized net income (loss) (non-GAAP)	861	(548)	774

Normalized net income allocable to participating securities (non-GAAP)	(19)	-	(16)
Normalized net income (loss) available to common stockholders (non-GAAP)	$842	$(548)	$758

Weighted average shares outstanding used in per share calculation:
Basic (GAAP)	50,061	50,026	49,657
Participating securities (GAAP)	1,103	1,118	1,081

Diluted (GAAP)	50,061	50,026	49,657
Add potentially dilutive securities	436	-	54
Less dilutive effect of stock-based compensation under the treasury stock method	(267)	-	(54)
Normalized diluted shares (non-GAAP)	50,230	50,026	49,657

Loss per share (GAAP):
Basic and diluted	$(0.01)	$(0.03)	$(0.01)

Normalized net income (loss) per share (non-GAAP):
Basic and diluted	$0.02	$(0.01)	$0.02

INTERNAP NETWORK SERVICES CORPORATION
SEGMENT PROFIT AND SEGMENT MARGIN

Segment profit and segment margin, which does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization, for each of the periods indicated is as follows (dollars in thousands):

	Three Months Ended
	December 31, 2010	September 30, 2010	December 31, 2009
Revenues:
Data center services	$31,732	$31,550	$33,176
Internet protocol (IP) services	28,227	28,765	30,373
Total	59,959	60,315	63,549

Direct cost of network, sales and services, exclusive of
depreciation and amortization:
Data center services	19,529	20,405	23,065
IP services	10,979	11,162	11,210
Total	30,508	31,567	34,275

Segment Profit:
Data center services	12,203	11,145	10,111
IP services	17,248	17,603	19,163
Total	$29,451	$28,748	$29,274

Segment Margin:
Data center services	38.5%	35.3%	30.5%
IP services	61.1%	61.2%	63.1%
Total	49.1%	47.7%	46.1%